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        Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Broad Based Equity Incentive Plan, the 2000 Employee Stock Purchase Plan and the 2002 Non-Employee Directors' Stock Option Plan of ISIS Pharmaceuticals, Inc. of our report dated February 1, 2002, with respect to the financial statements of ISIS Pharmaceuticals, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission

                      ERNST & YOUNG LLP

/s/ Ernst & Young LLP
San Diego, California
June 27, 2002

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS